Exhibit 99.1

Mobix Labs, Inc. Announces Second Quarter 2024 Financial Results

Quarterly Revenue up more than 300% sequentially

Successfully signed definitive agreement to acquire RaGE Systems

Acquisition strategy successfully expanding end markets and diversifying offerings

IRVINE, Calif.--(BUSINESS WIRE)-- Mobix Labs, Inc. (Nasdaq: MOBX) (“Mobix Labs” or the “Company”), a fabless semiconductor company developing disruptive next-generation connectivity solutions for wired, wireless 5G, military, defense, aerospace, and medical industries, today announced its financial results for the fiscal second quarter ended March 31, 2024.

“I am excited about March quarter’s execution on foundational milestones including our entering into a definitive agreement for the synergistic acquisition of RaGE Systems, which is expected to be immediately accretive,” said Fabian Battaglia, CEO of Mobix Labs. “Looking ahead, we have set the stage for Mobix Labs’ continued best-in-class innovative solutions to capture opportunities in the wireless, connectivity and electromagnetic filtering industries, which we expect will create a versatile company that serves diverse end markets.”

“We were pleased with our revenue growth of over 300% sequentially,” commented Keyvan Samini President and CFO of Mobix Labs. “We are growing profitability and we expect to have access to substantial liquidity through our up to $100 million equity line of credit with B. Riley Principal Capital II, LLC to support our ambitious growth through strategic acquisition and, in the longer term, we are targeting to achieve a 60% gross margin and a 30% operating margin on a non-GAAP basis.”

Financial Highlights for Fiscal Second Quarter of 2024

•	Revenue: Total revenue grew to $1.1 million in the second quarter of 2024, a 302% increase from $0.29 million in the first quarter of 2024.

•	Loss from Operations: GAAP loss from operations for the quarter was $8.56 million, compared to a loss of $17.27 million for the first quarter of 2024. Non-GAAP loss from operations for the quarter was $4.08 million compared to $4.21 million for the first quarter of 2024.

Recent Business Highlights

•	Entered into a definitive agreement to acquire RaGE Systems, which is expected to close later this month, to accelerate industry-leading tech portfolio in next-generation wireless communications, expanding Mobix Labs’ markets and diversifying product portfolio.

•	Announced a global distribution agreement with Arrow Electronics (“Arrow”), a global provider of technology products and services specializing in electronic components, enterprise computing and intelligent solutions. Under the agreement, Arrow will initially focus on Mobix Labs’ Electromagnetic Interference (EMI) Filtering products, leveraging the strength of Arrow’s presence in the defense and aerospace markets.

•	Launched the MBX3110 SP10T high-power radio frequency (RF) switch. This CMOS-based single-pole/ten-throw (SP10T) switch is engineered to meet the demanding requirements of the land mobile radio (LMR) market, including critical communications for first responders, firefighters, law enforcement, and military personnel.

•	Secured an equity line of credit with B. Riley Principal Capital II, LLC which provides that upon the satisfaction of certain conditions, Mobix Labs will have access to up to $100 million.

•	Sole source supplying custom filtered connectors used by Gulfstream Aerospace Corp. Gulfstream designs, develops, manufactures, markets, services and supports the world’s most technologically advanced business-jet aircraft.

•	Began selling proprietary electromagnetic filtering products to GE HealthCare and PerkinElmer for use in pharmaceutical diagnostics and digital imaging solutions.

•	Announced MMS Technical Sales, Inc. (“MMS”) as new manufacturer representative for electromagnetic filtering products in the New England and Upstate New York territories.

•	Announced delivery of key military connectivity solutions, including filtered connector parts in connection with the Tomahawk Missile System.

•	Awarded guidance system component contract in connection with the Javelin Missile System.

•	Awarded M-1 Abrams Tank Army contract for filtered connectors.

•	Appointed electronics industry veteran Michael J. “Mike” Long to its board of directors.

Financial Outlook

Subject to the closing of the Rage acquisition, we expect net revenues within a range of approximately $1.8-$2.2 million in the fiscal third quarter of 2024 and a range of $2.6 - $3.2 million in the fiscal fourth quarter of 2024.

Non-GAAP Measures

The Company's results are determined in accordance with U.S. generally accepted accounting principles (GAAP). Certain information presented reflects adjustments to GAAP measures that are referred in this presentation as “non-GAAP measures.” Management believes these non-GAAP measures provide a more comparable analysis of the underlying operating performance of the business.

These non-GAAP measures include the following: Non-GAAP loss from operations and non-GAAP gross margin. Each of these metrics reflects certain adjustments. Non-GAAP loss from operations excludes depreciation, amortization, merger and acquisition-related expenses, inventory write-offs and stock-based compensation expenses. Non-GAAP gross margin excludes amortization of acquisition-related intangible assets, inventory write-offs and stock-based compensation expenses.

These non-GAAP measures provide the Company with an understanding of the results from the primary operations of its business. The Company uses these metrics because management believes they provide more comparable measures to evaluate period-over-period operating performance since they exclude special items that are not indicative of the Company's core business or operations. These measures may be useful to an investor in evaluating the underlying operating performance of the Company's business.

Because all companies do not use identical calculations, the Company's presentation of these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables herein.

Conference Call Information

Event:	Mobix Labs, Inc. Second Quarter 2024 Earnings Call
Date:	Tuesday, May 14, 2024
Time:	2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Webcast:	investors.mobixlabs.com
Dial-in number:	(646) 307-1963 // (800) 715-9871 Pin #: 6233081

Shortly after the completion of the conference call, an archived version of the webcast will be available on the Company’s investor relations website at investors.mobixlabs.com.

About Mobix Labs, Inc

Based in Irvine, California, Mobix Labs is a fabless semiconductor company delivering mmWave 5G and C-Band wireless solutions and delivering connectivity and filtering products for next-generation communication systems supporting the aerospace, military, and high-reliability markets. The Company’s electromagnetic filtering products are used in military, aerospace, and medical applications. These technologies are designed for large and rapidly growing markets where there are increasing demands for higher-performance communication and filtering systems that utilize an expanding mix of both wireless and connectivity technologies. More information on the company can be found by visiting http://www.mobixlabs.com or by following us on X @MobixLabsInc and LinkedIn.

Forward-looking Information

This press release and the related earnings call contain “forward-looking statements” regarding the intent, beliefs or current expectations of the Company for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Mobix Labs, Inc. and Mobix Labs, Inc.’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” “poised” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this presentation and discussion may include, for example, statements about (i) our agreement to acquire RaGE Systems and the anticipated timing of closing, as well as any projections or expectations related to its financial performance or its benefit to us; (ii) our expectations related to the amount of proceeds available to us pursuant to our equity line of credit with B. Riley Principal Capital II, LLC; (iii) our financial outlook; (iv) future market conditions and (v) any future product enhancements or developments. These forward-looking statements are based on information available as of the date of this presentation and discussion, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In addition, these forward-looking statements and the information in this press release and the earnings call are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Registration Statement on Form S-1 filed on May 2, 2024. All forward-looking statements in this press release are based on information available to us on the date hereof, and we assume no obligation to update such statements.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include (i) the risk that the price of our securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which we operate, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting our business; (ii) the inability to meet future capital requirements and risks related to our ability to raise additional capital including potential dilution to our stockholders; (iii) the risk that we are unable to successfully commercialize our products and solutions, or experience significant delays in doing so; (iv) the risk that we may not be able to generate income from operations in the foreseeable future; (v) the risks concerning our ability to continue as a going concern; (vi) the risk that we experience difficulties in managing our growth and expanding operations; (vii) the risk that we may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments; (viii) the risk that litigation may be commenced against us; (ix) the risk that our patent applications may not be approved or may take longer than expected, and we may incur substantial costs in enforcing and protecting our intellectual property; (x) the risk of being an early stage company and that our limited operating history may make it difficult to evaluate our future prospects and the risks and challenges that we may encounter; (xi) the risk that we cannot predict whether we will maintain revenue growth; (xii) the risk that the markets for our semiconductor products and solutions are highly competitive; (xiii) the risk that we may not satisfy the conditions to utilize the committed equity facility with B. Riley Principal Capital II, LLC; (xiv) our inability to predict the actual gross proceeds we may receive pursuant to the committed equity facility with B. Riley Principal Capital II, LLC; (xv) the risk that future sales of our Class A Common Stock may cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well; (xvi) the inability to maintain our listing of securities on Nasdaq; (xvii) the impact of health epidemics, such as the COVID-19 pandemic, on our business and industry and the actions we may take in response thereto and to other geopolitical concerns; and (xviii) inflation and unfavorable global economic conditions could adversely affect our business.

Mobix Labs, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2024	2023	2024	2023
Net revenue
Product sales	$1,145	$32	$1,430	$711

Costs and expenses
Cost of revenue	952	209	1,281	903
Research and development	1,397	2,633	2,959	6,050
Selling, general and administrative	7,358	9,029	23,021	14,823
Loss from operations	(8,562)	(11,839)	(25,831)	(21,065)

Interest expense	248	794	1,105	877
Change in fair value of earn-out liability	(5,174)	-	(29,938)	-
Change in fair value of PIPE make-whole liability	(3,336)	-	(432)	-
Change in fair value of private warrants	420	-	480	-
Change in fair value of SAFEs	-	508	10	558
Merger-related transaction costs expensed	-	-	4,009	-
Other non-operating losses, net	1,049	-	1,049	-
Loss before income taxes	(1,769)	(13,141)	(2,114)	(22,500)
Provision (benefit) for income taxes	(16)	1	(1,296)	32
Net loss and comprehensive loss	(1,753)	(13,142)	(818)	(22,532)
Deemed dividend	661	-	661	-
Net loss available to common stockholders	$(2,414)	$(13,142)	$(1,479)	$(22,532)

Net loss per common share:
Basic	$(0.09)	$(0.94)	$(0.06)	$(1.71)
Diluted	$(0.21)	$(0.94)	$(0.10)	$(1.71)
Weighted-average common shares outstanding:
Basic	28,045,995	14,025,304	24,259,035	13,189,879
Diluted	29,199,253	14,025,304	24,914,569	13,189,879

Mobix Labs, Inc.

Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Computation of non-GAAP loss from operations:
GAAP loss from operations	$(8,562)	$(11,839)	$(25,831)	$(21,065)
Depreciation	117	112	230	225
Amortization of aquisiton related intangible assets	399	210	636	421
Merger and acquisiton-related expenses	2,398	11	2,515	44
Inventory write-off	125	-	125	-
Stock-based compensation expense	1,441	5,779	14,146	9,635
Non-GAAP loss from operations	$(4,082)	$(5,727)	$(8,179)	$(10,740)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
GAAP gross profit:
GAAP net revenue	$1,145	$32	$1,430	$711
GAAP cost of revenue	952	209	1,281	903
GAAP gross profit	$193	$(177)	$149	$(192)
GAAP gross margin %	16.9%	-553.1%	10.4%	-27.0%

Computation of non-GAAP gross profit:
GAAP gross profit	$193	$(177)	$149	$(192)
Amortization of aquisiton-related intangible assets	68	68	136	136
Inventory write-off	125	-	125	-
Stock-based compensation expense	-	11	-	22
Non-GAAP gross profit	$386	$(98)	$410	$(34)
Non-GAAP gross margin %	33.7%	-306.3%	28.7%	-4.8%

Mobix Labs, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31,	September 30,
	2024	2023
ASSETS
Current assets
Cash	$2,993	$89
Accounts receivable, net	461	53
Inventory	361	319
Prepaid expenses and other current assets	633	369
Total current assets	4,448	830

Property and equipment, net	1,763	1,859
Intangible assets, net	11,151	5,287
Goodwill	10,759	5,217
Operating lease right-of-use assets	946	1,030
Deferred transaction costs	-	4,125
Other assets	430	400
Total assets	$29,497	$18,748

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$6,693	$8,995
Accrued expenses and other current liabilities	7,036	4,519
Deferred purchase consideration	803	-
Notes payable	400	1,286
Notes payable - related parties	2,763	3,793
Simple agreements for future equity	-	1,512
Operating lease liabilities, current	332	318
Total current liabilities	18,027	20,423

Earn-out liability	3,621	-
PIPE derivative liability	1,639	-
Deferred tax liability	176	86
Operating lease liabilities, noncurrent	1,109	1,280
Other noncurrent liabilities	772	-
Total liabilities	25,344	21,789

Commitments and contingencies

Redeemable convertible preferred stock	-	2,300

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	89,394	78,421
Accumulated deficit	(85,241)	(83,762)
Total stockholders' equity (deficit)	4,153	(5,341)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$29,497	$18,748

Contacts

Media Contact:
Jeff Fox, The Blueshirt Group
jeff@blueshirtgroup.com

Investor Contact:
Lori Barker, The Blueshirt Group
lori@blueshirtgroup.com

Source: Mobix Labs, Inc.